Exhibit 99.2
RIH Acquisitions IN, LLC
Unaudited Consolidated Financial Statements
As of June 30, 2007
Contents

Unaudited Consolidated Balance Sheet	2
Unaudited Consolidated Statements of Operations	3
Unaudited Consolidated Statements of Cash Flows	4
Notes to Unaudited Consolidated Financial Statements	5

99.2-1

RIH ACQUISITIONS IN, LLC
UNAUDITED CONSOLIDATED BALANCE SHEET
(Amounts in Thousands)

June 30,
2007
ASSETS
Current Assets:
Cash and cash equivalents	$17,516
Accounts receivable, net	4,052
Inventories	274
Prepaid expenses and other current assets	16,909

Total current assets	38,751

Property and equipment, net	181,496
Goodwill	99,364
Other intangible assets	197,069

TOTAL ASSETS	$516,680

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$3,242
Accrued liabilities	38,353
Current maturities of long-term debt	67

Total current liabilities	41,662

Long-term debt, net of current maturities	373,239
Due to affiliates	26,895

Members’ Equity:
Members’ equity	31,713
Retained earnings	43,171

Total members’ equity	74,884

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$516,680

The accompanying notes are an integral part of these unaudited consolidated financial statements

99.2-2

RIH ACQUISITIONS IN, LLC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands)

	For the six months ended June 30,
	2007	2006

REVENUES:
Casino	$161,446	$166,332
Food and beverage	11,929	13,439
Rooms	4,199	4,013
Other	3,095	2,893

	180,669	186,677
Less: Promotional allowances	31,854	35,026

Net revenues	148,815	151,651

OPERATING EXPENSES:
Casino	88,802	94,024
Food and beverage	2,894	2,752
Rooms	241	245
Other	209	223
Selling, general and administrative	41,286	27,232
Depreciation and amortization	3,573	6,546
Corporate Expense	1,898	1,637

Total operating expenses	138,903	132,659

Income from operations	9,912	18,992

OTHER INCOME (EXPENSE):
Interest income	67	64
Interest expense, net	(15,712)	(5)

NET (LOSS)/ INCOME	$(5,733)	$19,051

The accompanying notes are an integral part of these unaudited consolidated financial statements

99.2-3

RIH ACQUISITIONS IN, LLC
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)

	Six months ended June 30,
	2007	2006

Cash Flows from Operating Activities:
Net (loss)/income	$(5,733)	$19,051
Adjustments to reconcile net (loss)/income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,573	6,546
Amortization of debt issuance costs and debt discounts	421
Provision for doubtful accounts	879	306
Net loss (gain) on disposition of assets	671	15
Accounts receivable, net	(331)	(998)
Inventories, prepaids and other	(10,268)	(10,465)
Deferred charges and other assets	(9)	26
Accounts payable and accrued expenses	15,709	3,112
Affiliated company accounts	2,281	(17,733)

Net cash provided by (used in) operating activities	7,193	(140)

Cash Flows from Investing Activities:

Capital expenditures	(2,830)	(502)
Proceeds from sale of assets	128	1

Net cash used in investing activities	(2,702)	(501)

Cash Flows from Financing Activities:
Principal payments of long-term debt	(4,002)	—

Net cash used in by financing activities	(4,002)	—

Net Increase (Decrease) in Cash and Cash Equivalents	489	(641)

Cash and Cash Equivalents — Beginning of Period	17,027	13,295

Cash and Cash Equivalents — End of Period	$17,516	$12,654

The accompanying notes are an integral part of these unaudited consolidated financial statements

99.2-4

RIH Acquisitions IN, LLC
(dba Resorts East Chicago)
Notes to Unaudited Consolidated Financial Statements
June 30, 2007
1. Organization and Basis of Presentation
RIH Acquisitions IN, LLC (dba Resorts East Chicago) (the “Company”), an Indiana limited liability company and indirect wholly-owned subsidiary of RIH Resorts, LLC (“RIH Resorts”), was formed on September 30, 2004, and owns and operates Resorts East Chicago, a casino resort located in East Chicago, Indiana, located on approximately 35 acres of land adjacent to Lake Michigan. Resorts East Chicago features 291 guest rooms and suites, approximately 56,000 square feet of casino space and five restaurants. The Company is licensed to operate Resorts East Chicago by the Indiana Gaming Commission (“IGC”) and operations of the facility are subject to rules and regulations established by the IGC.
Pursuant to the Asset Purchase Agreement dated September 27, 2004, RIH Resorts acquired substantially all of the assets and assumed certain liabilities of four casino properties, including Resorts East Chicago, from Harrah’s Entertainment, Inc. (“Harrah’s”) and Caesars Entertainment, Inc. (the “Acquisition”). The Acquisition was consummated on April 26, 2005. The original debt incurred to finance the Acquisition was carried on the balance sheet of RIH Resorts and not allocated to the Company as of December 31, 2005. The assets acquired and liabilities assumed by the Company, as a result of the Acquisition, from Showboat Marina Casino Partnership (“SMCP”), a majority-owned indirect subsidiary of Harrah’s, were accounted for using the purchase method of accounting and, accordingly, the aggregate purchase price, including transaction fees and expenses, has been allocated based on the estimated fair value of the assets acquired and the liabilities assumed.
The accompanying financial statements present the financial results of the Company for the six months ended June 30, 2007 and 2006. Prior to April 26, 2005, the Company had conducted no business other than in connection with the execution of the Acquisition.
The cash flows of Resorts East Chicago and other casino properties acquired by RIH Resorts are the only sources to fund the interest payments of the debt issued by RIH Resorts to fund the Acquisition.
The accompanying condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the condensed financial statements do not include all of the disclosures required by generally accepted accounting principles. However, they do contain all adjustments (consisting of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the Company’s financial position, results of operations and cash flows for the interim periods included therein.

99.2-5

RIH Acquisitions IN, LLC
(dba Resorts East Chicago)
Notes to Unaudited Consolidated Financial Statements
1. Organization and Basis of Presentation (continued)
The interim results reflected in these financial statements are not necessarily indicative of results to be expected for the full fiscal year.
Certain of the Company’s accounting policies require that the Company apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. The Company’s judgments are based in part on its historical experience, terms of existing contracts, observance of trends in the gaming industry and information obtained from independent valuation experts or other outside sources. There is no assurance, however, that actual results will conform to estimates.
The accompanying condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006.
2. Subsequent Events
On September 18, 2007, Ameristar East Chicago Holdings, LLC (“AECH”), an Indiana limited liability company that is a wholly owned subsidiary of Ameristar Casinos, Inc. (“ACI”), acquired (the “Acquisition”) all of the membership interests of the Company from Resorts International Holdings, LLC, a Delaware limited liability company (the “Seller”). The Acquisition was made pursuant to a Purchase Agreement, dated as of April 3, 2007, between the Seller and ACI, as subsequently amended and assigned by ACI to AECH (as so amended and assigned, the “Purchase Agreement”). Pursuant to the Purchase Agreement, as consideration for the Acquisition, ACI paid the Seller $675 million in cash (subject to a closing working capital adjustment as provided in the Purchase Agreement). ACI financed the Acquisition primarily through borrowings under its Credit Agreement, as amended by an Incremental Commitment Agreement to the Credit Agreement.
On July 16, 2007, the Township of East Chicago tax assessor sent the Company a notice of real property tax assessment for 2006 indicating a total assessed value of the real property of $367.1 million. At the current effective tax rate, this would result in a real property tax for 2006 of $19.6 million. The Company intends to appeal the assessed value. The Company believes, based on its internal review and discussions with outside advisors, that the ultimate amount of the 2006 assessed value, and accordingly the tax amount payable, will be less than the amount reflected in the notice of assessment received by the Company. Based on these facts and circumstances the Company has estimated and recorded an additional accrual of $14.290 million at June 30, 2007.

99.2-6